EXHIBIT (J)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Services" and "Financial Statements" and to the use of our report dated February 11, 2000 on the financial statements of Gabelli Capital Asset Fund, which is incorporated by reference in this Registration Statement (Form N-1A No. 33-61254)of The Gabelli Capital Series Funds,Inc.

                                ERNST & YOUNG LLP

New York, New York
April 26, 2000